UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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NEOWARE, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Neoware Sales Q&A

July 23, 2007

THE ANNOUNCEMENT

Q:               What is the happening?

A:                HP and Neoware today announced that they had signed an agreement for HP to purchase Neoware, Inc., as part of its strategy to expand in growth markets and further its leadership in personal computing. The transaction will combine the respective strengths of each company: Neoware’s Linux-based thin client solutions and software with HP’s thin clients based on Microsoft Windows XPe and Windows CE and its virtualized client solutions, such as blade PCs, blade workstations, virtual desktop infrastructure and server-based computing. HP plans to leverage the acquisition to remain an industry leader in reducing its environmental footprint through reduced noise, power and packaging versus desktop PCs.

Q:             How will this merger affect Neoware customers?

A:                Bottom line, post closing, the merged company will allow customers more flexibility in deploying the right thin client solution for each of their end user segments, with better global continuity and support. Customers will have access to the best thin client solution for all their blade PC, blade workstation, VDI, and server-based computing deployments.

Q:               What does this announcement mean to Neoware’s business?

A:                Neoware continues to conduct its business as usual until the proposed deal between Neoware and HP closes. This deal is expected to close in the fourth quarter of calendar 2007, and no changes related to the deal will occur at Neoware during the time until closing.

Q:               When will the acquisition be completed?

A:                We are estimating that it will be completed in Q4 of this calendar year, pending regulatory and shareholder approval.

Q. When will the companies be fully integrated?

A.           Actual integration will begin upon closing. The process overall is expected to be complete within 9 months of closing.

Q:             Will the two companies’ facilities be consolidated?

A:              A full facility plan will be finalized and communicated after acquisition close.

Q.                How big is HP’s Personal Systems Group?

A.                HP is ranked as the No. 1 PC vendor worldwide, with operations in all major countries around the world. For the past four fiscal quarters, PSG reported revenue of $32.1B for Q206-Q207, with operating profit of $417M for its most recent quarter (Q2 FY07). Its business spans handheld devices, desktop PCs and notebooks, as well as workstations and digital entertainment products.

PRODUCTS

Q.                How do HP and Neoware products complement each other?

A.              Both companies have an impressive portfolio of software and hardware products. HP is a leader in Windows XPe and CE based thin clients; Neoware is a leader in Linux based thin clients.

Q.                When will you publish an integration plan and roadmap?

A.                Product plans will be defined and communicated after the close of the acquisition. Integration plans will begin as the close approaches.

WHAT HAPPENS TO CUSTOMERS and PARTNERS

Q:             Will all the products Neoware sells in upcoming weeks be supported post-integration?

A:              If a product is discontinued after the acquisition, we will offer a migration path and ongoing support for some period of time. More information will be available when our integration product plans are announced.

Q:             If a customer is hesitant to place an order because he/she is concerned that the product might not be on a future roadmap, what can I tell him/her about future compatibility and ongoing support?

A:              One of HP’s priorities is to insure business continuity for its customers. This priority will drive the decisions leading to an integrated roadmap following the acquisitions close.

Q.                What if my partners/customers are currently purchasing thin clients from both HP and Neoware? Example: Large Distributors.

A.                They would continue to buy under existing terms. New consolidated terms will be made available after close.

Q.                How do I place orders for Neoware products?

A.                There are no changes to the current process for purchasing current Neoware products until the deal has closed. Process changes will be communicated at the close.

Q.                If a distributor or reseller currently sells Neoware, will they be able to sell HP products also?

A.                Channel partners are an important part of both Neoware’s and HP’s go-to-market strategies. Neoware channel partners will have an opportunity to become HP partners once the deal closes. Specific programs will be communicated after close.

Q.                How can I convince my customers that their existing investment in Neoware will be protected?

A.                HP and Neoware are both committed to making customers and their businesses the top priority. After the close, the combined company will work with customers to communicate roadmap plans and ensure that future requirements are met. In addition, HP will honor all support commitments on Neoware products. In the short term, customers should see no change in the high level of service they are already receiving from Neoware. In the long term, customers should get the best of both companies, including:

•    An expansive product line

•    Leading worldwide offerings in XPE, CE and Linux image development and customization

•    Global availability and support

•    A full portfolio of virtualization software

Additional Information and Where to Find It

Neoware intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Neoware. Before making any voting or investment decision with respect to the merger, investors and stockholders of Neoware are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Neoware with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Neoware may obtain free copies of the documents filed with the SEC from Cameron Associates, 1370 Avenue of the Americas, New York, NY 10019, +1 212 245 8800.

Participants in the Solicitation

Neoware and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Neoware stockholders in connection with the merger. Information about HP’s directors and executive officers is set forth in the proxy statement on Schedule 14A for HP’s 2007 Annual Meeting of Stockholders filed with the SEC on January 23, 2007. Information about Neoware’s directors and executive officers is set forth in the proxy statement on Schedule 14A for Neoware’s 2006 Annual Meeting of Stockholders filed with the SEC on October 30, 2006.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Neoware intends to file with the SEC.

Forward-looking statements

This communication contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Neoware’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s and Neoware’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007 and Neoware’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. HP assumes no obligation and does not intend to update these forward-looking statements.